exhibit 5

                                    Exhibit 5

                              MANAGEMENT AGREEMENT

Management Agreement by and between DCP Limited (a Nevada Limited Liability Corp.) (hereinafter sometimes referred to as "DCP") and Make Your Move, Inc. (hereinafter sometimes referred to as "MYM") and Henry Rolling (hereinafter sometimes referred to as "Rolling")

                                    Recitals

Whereas DCP is a manufacturer of various types of board games.

Whereas MYM is a seller of a number of products and wishes to become a seller of board games.

Whereas Rolling is the principal owner and manager of DCP and is experienced in selling games and will continue the affairs of DCP.

Whereas Rolling is employed as President and Chief Executive Officer of MYM.

                                    Agreement

Now therefore MYM agrees that Rolling will continue to manage DCP. DCP will supply games exclusively to MYM. MYM will purchase games from DCP and resell them to the general public.

MYM agrees to the members of DCP 10,000 shares of MYM stock for the future opportunity to integrate the games and products of DCP into the technology owned by MYM.

MYM and DCP have agreed that the cost and payment for such management services shall be determined and commence at the time DCP is profitable and has positive cash flow for three consecutive months.

All parties agree that DCP is an affiliated company and that MYM has no ownership interest in DCP.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the 30th day of June, 2001.

DCP Limited

By /s/Henry Rolling
------------------------------------
     Henry Rolling

Make Your Move, Inc.                                          Henry Rolling

By /s/ Henry Rolling                                     By /s/ Henry Rolling
------------------------------------              ------------------------------
       Henry Rolling                                            Henry Rolling